EXHIBIT 4.4

AMENDED AND RESTATED SOFTWARE TRANSFER AGREEMENT

THIS AGREEMENT dated July 10, 2006, is between:

CIGNAL TECHNOLOGIES, LLC (“Cignal”), a Rhode Island Limited Liability Company with a mailing address of 375 Ocean Road, Narragansett, Rhode Island, U.S.A. 02882

PHILIP CARROZZA (“Philip”), an individual resident at 375 Ocean Road, Narragansett, Rhode Island, U.S.A. 02882

 (collectively, the “Sellers”)

AND

TITAN TRADING ANALYTICS INC., a corporation continued under the laws of the Province of Alberta, having an office at Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7

(the “Buyer”)

BACKGROUND

A.

The Sellers own the software described in Schedule A (the “Software”).

B.

The Sellers wish to sell, and the Buyer wishes to buy, the Software on the terms and subject to the conditions of this Agreement.

C.

Some of the Software has been licensed to the Buyer by Cignal pursuant to a Licence Agreement between the Buyer and Cignal dated June 6, 2003 (the “Licence Agreement”).

D.

The Buyer and Cignal wish to terminate the Licence Agreement.

E.

The Sellers and the Buyer entered into a software transfer agreement as of February 2, 2006 (the “Original Share Transfer Agreement”).

F.

The Parties hereto wish to amend and restate the Original Share Transfer Agreement on the terms and conditions set out herein.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

PART 1
PURCHASE AND SALE

1.1

Assignment.  Upon the terms and subject to the conditions of this Agreement, the Sellers will assign to the Buyer, and the Buyer will purchase from the Sellers, the Software.  As part of the assignment, Philip will waive all of his moral rights to the Software in favour of the Buyer, so that the Buyer may use, alter, vary, adapt and exploit Software as it sees fit.

1.2

Consideration.  The consideration payable by the Buyer to the Sellers for the Software will be as follows:

(a)

3,000,000 common shares in the capital of the Buyer (the “Common Shares”), to be allocated as directed by the Sellers and to be issued upon the Buyer achieving the following gross revenue milestones commencing June 1, 2006:

(i)

upon the Buyer achieving $400,000 of gross revenue, 1,000,000 of the Common Shares will be eligible to be issued,

(ii)

upon the Buyer achieving $800,000 of cumulative gross revenue, as additional 1,000,000 Common Shares will be eligible to be issued, and

(iii)

upon the Buyer achieving $1,200,000 of cumulative gross revenue, an additional 1,000,000 Common Shares will be eligible to be issued.

For the purposes of this Section 1.2, “gross revenue” will be gross revenue generated from the Software and/or the software purchase by the Buyer from Michael Gossland pursuant to an amended and restated software transfer agreement dated July 10, 2006, determined in accordance with generally accepted accounting principles and based on management prepared financial statements, with the exception of the release of the third tranche of Common Shares under Subsection 1.2(a)(iii) above, in which case gross revenue shall be based on audited financial statements.  The first, second and third tranches of the Common Shares, as described in Subsections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) above, will be issued no earlier than September 30, 2006, January 31, 2007 and May 31, 2007, respectively and in any event, any Common Shares not eligible for issuance as described in this Subsection 1.2(a) by May 31, 2007 will not be issued; and

(b)

a performance warrant (the “Warrant”) in the form attached as Schedule B, to purchase in aggregate 1,000,000 Common Shares, to be allocated as directed by the Sellers, as follows:

(i)

500,000 Common Shares, exercisable at a price of $0.50 per share for a six month period commencing June 1, 2007 provided that the Buyer has achieved at least $1,200,000 of gross revenue for the preceding one-year period commencing June 1, 2006; and

(ii)

500,000 Common Shares, exercisable at a price of $1.00 per share for a six month period commencing June 1, 2008 provided that the Buyer has achieved at least $1,800,000 of gross revenue for the one-year period commencing June 1, 2007.

1.3

Payment of Consideration.  The Buyer will issue the Warrant, allocated as directed by the Sellers, on the closing date, and the Common Shares on the dates requested by the Sellers as contemplated by section  hereof.

1.4

Improvements.  As between the parties, the Buyer will own all modifications, upgrades, updates and other improvements to any of the Software (collectively, the “Improvements”).  The Sellers will have no right to any of the Improvements and will receive no compensation in respect of the Improvements unless the Buyer specifically agrees otherwise in writing.

1.5

Programming Techniques.  The Sellers retain the right to use the programming techniques and practices they developed while creating the Software (including the use of shared memory, sockets, Internet Protocols and sending messages directly to Windows controls through the Windows Application Programming Interface), provided that the Sellers do not copy any of the Software or its source code.

1.6

Right of First Refusal.  If the Buyer becomes Insolvent (as hereinafter defined) and a sale of all or a portion of the Software and/or Improvements to a third party is proposed, Cignal shall have the right of first refusal to purchase all or a portion of the Software and/or Improvements on the same terms and conditions, including the purchase price (the “Purchase Price”), as the proposed sale to the third party.  Cignal shall have 30 days from the receipt of written notice of any such proposed sale to exercise such right of first refusal with respect to the specific sale for which the notice was received by notifying the Buyer that it will purchase all or a portion of the Software and/or Improvements, as applicable.  Cignal must pay the Purchase Price by certified cheque or bank draft in U.S. funds within 30 days after Cignal has given written notice under this section.  Cignal’s waiver of its right of first refusal with respect to any one proposed sale will not constitute waiver of its right of first refusal with respect to any other proposed sale.

For the purposes of this section, “Insolvent” means the Buyer is found to be insolvent or bankrupt by a court of competent jurisdiction or makes an authorized assignment of its assets or a compromise or arrangement for the benefit of its creditors, makes a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada), seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law in Canada or the United States, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers over all or any substantial portion of its assets, files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditor's rights or consents to, or acquiesces in, the filing of such a petition; or if a petition in bankruptcy is filed or presented against the Buyer.

1.7

Grant of License.  The Buyer hereby grants to Philip a non-exclusive, royalty-free, fully paid-up, non-transferable, irrevocable licence to possess, operate and use any of the Buyer’s trading software developed before or after this Agreement for Philip's own personal use and profit only and not for commercial use or resale.

PART 2

TERMINATION OF LICENCE AGREEMENT

2.1

Licence Agreement.  The Buyer and Cignal hereby agree that the Licence Agreement shall terminate at closing and that both parties shall be released from all further obligations thereunder.

PART 3

REPRESENTATIONS OF THE SELLERS

3.1

Representations.  The Sellers jointly and severally represent and warrant to the Buyer as follows:

(a)

Capacity to Sell.  Cignal is a corporation duly incorporated, validly existing and in good standing under the laws of Rhode Island, and has the power and capacity to own and dispose of the Software and to enter into this Agreement and carry out its terms.

(b)

Authority to Sell.  The execution and delivery of this Agreement, and the completion of the transaction contemplated by this Agreement, has been duly and validly authorized by all necessary corporate action on the part of Cignal, and this Agreement constitutes a legal, valid and binding obligation of the Sellers enforceable against the Sellers in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(c)

Effect of Sale.  Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will:

(i)

violate any of the provisions of the constating documents or bylaws or articles of Cignal, or any order, statute, bylaw, regulation, covenant, restriction applicable to any of the Sellers or any of the Software; or

(ii)

result in any fees, duties, taxes, assessments or other amounts relating to any of the Software becoming due or payable other than applicable taxes payable by the Buyer in connection with the purchase and sale.

(d)

Ownership.  The Sellers are the authors and owners of the Software, and the Sellers own the Software free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims.

(e)

Infringement.  The Software (and all parts thereof) and the Buyer’s use, copying, display and exploitation of the Software will not infringe the intellectual property or other rights of any third party.

(f)

Moral Rights.  No third party has any moral rights in any of the Software.

(g)

Litigation.  There is no litigation or administrative or governmental proceeding or inquiry pending or, to the knowledge of the Sellers, threatened against or relating to any of the Software, nor do the Sellers know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry.

(h)

Functionality.  The Software will operate without errors which materially impair the Software (or any other software or hardware) upon closing and for one year thereafter;  however, the Sellers will not be responsible for any errors caused by any enhancements made to the Software by any third party after closing, or any accident, neglect misuse or similar causes other than the ordinary use of the Software.

PART 4

COVENANTS OF THE SELLERS

4.1

Procure Consents.  Before closing, the Sellers will obtain all consents, if any, required to sell the Software to the Buyer.

4.2

Securities Law Representations.  Before closing, the Sellers will provide a certificate to the Buyer containing such representations, acknowledgements and covenants sufficient, in the opinion of the Buyer and its counsel, to permit the issuance of the Common Shares and Warrant to the Sellers in compliance with all applicable securities laws.

4.3

Amended and Restated Consulting Agreements.  At closing, the Sellers will enter into the Amended and Restated Consulting Agreement in the form attached as Schedule C (the “Amended and Restated Consulting Agreement”).

4.4

Confidentiality.  The source code to the Software (the “Source Code”) will become the Buyer’s confidential information upon closing.  The Sellers will not retain any of the Source Code after closing and will not disclose any portion of the Source Code to any third party after closing without the Buyer’s prior written consent.

4.5

Indemnity.  The Sellers shall jointly and severally indemnify and hold harmless the Buyer from and against:

(a)

any and all damage resulting from any misrepresentation, breach of a representation or warranty, or non-fulfilment of any covenant on the part of any of the Sellers under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer under this Agreement; and

(b)

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (including solicitor and own client costs on a full indemnity basis) incidental to any of the foregoing.

PART 5

REPRESENTATIONS OF THE BUYER

5.1

Representations.  The Buyer represents and warrants to the Sellers as follows.

(a)

Status of Buyer.  The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Alberta and has the power and capacity to enter into this Agreement and carry out its terms.

(b)

Authority to Purchase.  The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

PART 6

COVENANTS OF THE BUYER

6.1

Tax.  The Buyer will be liable for and will pay all applicable sales taxes and registration charges and transfer fees and goods and services taxes, properly payable upon and in connection with the sale and transfer of the Software by the Sellers to the Buyer.

6.2

Consents.  The Buyer will at the request of the Sellers provide such information as may be necessary to obtain the consents referred to in section  and will cooperate with the Sellers in obtaining the consents.

6.3

Indemnity.  The Buyer shall indemnify and hold harmless the Sellers from and against:

(a)

any and all damage resulting from any misrepresentation, breach of a representation or warranty, or non-fulfilment of any covenant on the part of any of the Buyer under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Sellers under this Agreement; and

(b)

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (including solicitor and own client costs on a full indemnity basis) incidental to any of the foregoing.

PART 7

SURVIVAL OF REPRESENTATIONS AND COVENANTS

7.1

Survival.  All representations, covenants and agreements made in this Agreement will survive closing.

PART 8

CLOSING

8.1

Time of Closing.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Software will be completed at a closing to be held on the third business day after all documents referred to in sections  and  are available for delivery (which shall, in any event, be no later than September 1, 2006) at 10:00 a.m., local time at the offices of the Buyer’s solicitors in Calgary, Alberta.

8.2

Documents to be Delivered by the Sellers.  At the closing the Sellers will deliver or cause to be delivered to the Buyer:

(a)

all assignments, consents and approvals in a form and content satisfactory to the Buyer’s counsel, appropriate to effectively vest in the Buyer good and marketable title to the Software and all intellectual property rights in and to the Software;

(b)

the certificate of the Sellers required by section  of this Agreement;

(c)

the Amended and Restated Consulting Agreement, fully executed by the Sellers;

(d)

source code to the Software, on media reasonably acceptable to the Buyer; and

(e)

certified copies of those resolutions of the shareholders and directors of Cignal required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by Cignal under this Agreement.

8.3

Documents to be Delivered by the Buyer.  At the closing the Buyer will deliver or cause to be delivered to the Sellers:

(a)

all consents and approvals, including regulatory approvals, required to issue the Common Shares and Warrant to the Sellers;

(b)

a copy of the minutes of the annual general and special meeting of the shareholders of the Buyer to be held on August 11, 2006, approving the software acquisition contemplated by this Agreement; and

(c)

a certificate representing the Warrant, allocated as directed by the Sellers.

8.4

Risk.  From the date of this Agreement to closing, the Software will be and remain at the risk of the Sellers.

PART 9

GENERAL

9.1

Further Assurances.  The parties will execute such further and other documents and do such further things as may be necessary to carry out and give effect to the intent of this Agreement.

9.2

Notice.  All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set out on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

9.3

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and there are no representations, express or implied, statutory or otherwise and no collateral agreements other than as expressly set out or referred to in this Agreement.

9.4

Time of the Essence.  Time will be the essence of this Agreement.

9.5

Applicable Law.  This Agreement will be governed by and interpreted in accordance with the laws of Alberta.

9.6

Successors and Assigns.  This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and assigns, except that no party may assign this Agreement without the prior consent of the other parties.

9.7

Counterparts.  This Agreement may be signed by facsimile or original and executed in any number of counterparts, and each executed counterpart will be considered to be an original.  All executed counterparts taken together will constitute one agreement.

9.8

Independent Legal Advice.  Each of the parties has had ample opportunity to have this Agreement reviewed by their own lawyers and has either done so or voluntarily chosen not to do so.

The parties executed this Agreement on the dates shown below.

Cignal Technologies, LLC. By: Signed: “Philip Carrozza” Philip Carrozza - President Dated: July 27, 2006	Titan Trading Analytics Inc. By: Signed: “Ken Powell” Ken Powell - President Dated: July 13, 2006
SIGNED AND DELIVERED on July 27, 2006 in the presence of: Signed: ”Aimee Miller” (Signature) Aimee Miller (Print Name) 224 Datura St. #100 (Address) Property Manager (Occupation)	) ) ) ) ) ) ) ) ) ) )	Signed: ”Philip Carrozza” Philip Carrozza

SCHEDULE A

THE SOFTWARE

(Recital )

The trading models, suitable for stocks or futures, include:

Trending buy, Trending Sell

Countertrend Buy, Countertrend Sell

New Highs, New Lows

Buy at Support, Sell at Resistance

Gap Up, Gap Down

Trendline Break Fade, Trendline Break Go

Flags

The EasyLanguage studies that implement these trading models and their accompanying indicators include:

!Bars

!Converge

!CTBreakLine

!CTDown

!CTUp

!DailySetup

!ESQuote

!ExitTime

!Gap

!LngTarget

!LngTrend

!LngTrendLite

!LngTurtle

!LngVolParent

!MA45

!MAH

!MAL

!MAStops

!MAXLngTrades

!MAXShtTrades

!MetaK

!Movers

!Res C < MA9

!Resistance

!RetraceDown

!RetraceUp

!ShtTarget

!ShtTrend

!ShtTrendLite

!ShtTurtle

!ShtVolParent

!SigDn

!SigUp

!Slope

!StopTime

!Support

!TradeEntries

!TLineBreak

!TLineFadeParent

!Trades

!Trailer

!TrendBar

!VolBrkOut

~LngTrend

~ShtTrend

~SigUp

~SigDn

The above indicators provide all the graphics in the charts, and all the trading model studies in the RadarScreens.

The executable programs include:

TOES_RealTick

TOES_Redi

DailySetups

StopsAndTargets

SCHEDULE B

WARRANT

(Section 1.2(b))

Attached.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE CORPORATION'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

THE COMMON SHARES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE  UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY NOT BE EXERCISED WITHIN THE UNITED STATES OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATES SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS MADE AVAILABLE.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 3, 2006.  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JUNE 3, 2006.

THE PERFORMANCE WARRANTS EVIDENCED HEREBY WILL EXPIRE ON APRIL 30, 2009, UNLESS SPECIFICALLY EXERCISED IN THE MANNER HEREINAFTER DESCRIBED DURING THE EXERCISE PERIOD.

PERFORMANCE WARRANT CERTIFICATE

TITAN TRADING ANALYTICS INC.
Continued under the Business Corporations Act (Alberta)

PERFORMANCE WARRANT CERTIFICATE NO. 1	1,000,000 PERFORMANCE WARRANTS entitling the holder to acquire, subject to adjustment, one common share for each Performance Warrant represented hereby.

This is to certify that for value received Phillip Carrozza, 375 Ocean Road, Narragansett, Rhode Island, U.S.A. 02882 (the “Holder”) is the registered holder of 1,000,000 performance warrants (the “Performance Warrants”), entitling the Holder to subscribe for and purchase one fully paid and non-assessable common share in the capital of TITAN TRADING ANALYTICS INC. (the “Corporation”) for every one Performance Warrant held by the Holder, up to and including a total of 1,000,000 common shares without nominal or par value of the Corporation, upon the terms and conditions as hereinafter set forth.

Vesting of the Performance Warrants

The Performance Warrants shall vest and only be exercisable as follows:

(a)

If the average closing price on the TSX Venture Exchange of the Corporation’s common shares for the 20 trading days ending October 31, 2007 (or if October 31, 2007 is not a business day, the last business day preceding October 31, 2007) is no less than $1.00 per share, then 500,000 Performance Warrants will vest; and

(b)

If the average closing price on the TSX Venture Exchange of the Corporation’s common shares for the 20 trading days ending October 31, 2008 (or if October 31, 2008 is not a business day, the last business day preceding October 31, 2008) is no less than $2.00 per share, then 500,000 Performance Warrants will vest.

Exercise Date

Subject to the vesting provisions above, the vested Performance Warrants to purchase common shares of the Corporation represented by this certificate may be exercised as follows:

(a)

up to a total of 500,000 Performance Warrants, at any time between November 1, 2007 and 5:00pm Alberta time, on April 30, 2008 (the “YR 1 Period”);

(b)

up to a total of 500,000 Performance Warrants, at any time between November 1, 2008 and 5:00pm Alberta time, on April 30, 2009 (the “YR 2 Period”).

Each of the YR 1 Period and YR 2 Period shall be referred to herein as an “Exercise Period”.  The last day of each Exercise Period shall be the “Expiry Date” in respect of such Exercise Period, after which all Performance Warrants applicable to such Exercise Period shall be void and of no further value.

Exercise Price

The exercise price of the Performance Warrants shall be as follows, payable in lawful money of Canada:

(a)

CDN $0.50 per common share during the YR 1 Period; and

(b)

CDN $1.00 per common share during the YR 2 Period.

The exercise price of the Performance Warrants in effect from time to time is referred to herein as the “Exercise Price”.

Exercise of Performance Warrants

The vested Performance Warrants may be exercised, in whole or in part, at any time during the applicable Exercise Period by the Holder hereof completing the Performance Warrant Exercise Form attached hereto and made a part hereof and delivering same to the President of the Corporation, TITAN TRADING ANALYTICS INC., Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7 (the “Principal Office”), together with this certificate and the appropriate sum payable to the order of the Corporation, at par in the amount of the purchase price for the common shares of the Corporation subscribed for, which may not exceed 500,000 common shares during any applicable Exercise Period.  The Corporation shall notify the Holder in writing of any change of address of its Principal Office.

Payment

The common shares subscribed for must be paid in full at the time of subscription, by certified cheque or money order in Canadian funds to or to the order of the Corporation.

Share Certificates

Upon compliance with the conditions as aforesaid, the Corporation will cause to be issued to the person or persons in whose name or names the common shares so subscribed for are to be issued the number of fully paid and non-assessable common shares subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such common shares.  Within 10 days of compliance of the conditions aforesaid, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of common shares subscribed for.

Exercise in Whole or in Part

The vested Performance Warrants may be exercised in whole or in part and, if exercised in part, the Corporation shall issue another certificate evidencing the remaining rights to purchase common shares of the Corporation, provided that any such right shall terminate on the applicable Expiry Date.

No Rights of Shareholder Until Exercise

This certificate and the Performance Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Corporation), other than in respect of common shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for.

Non-Transferability of Performance Warrants

The Performance Warrants represented by this certificate and all rights granted hereunder are non-transferable.

No Fractional Common Shares

No fractional common shares will be issued upon exercise of the Performance Warrants, nor shall any compensation be made for such fractional common shares, if any.  To the extent that the Holder would otherwise be entitled to purchase a fraction of a common share, such right may be exercised in combination with other rights which, in the aggregate, entitle the Holder hereof to purchase a whole number of common shares.

Dilution

The Exercise Price in effect and the number and type of securities purchasable under the Performance Warrants at any date shall be subject to adjustment from time to time as follows:

a.1

If and whenever at any time prior to the applicable Expiry Date, the Corporation shall: (i) subdivide or redivide the outstanding common shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding common shares into a smaller number of shares, or (iii) issue common shares to the holders of all or substantially all of the outstanding common shares by way of a stock dividend (other than the issue of common shares to holders of common shares who have elected to receive dividends in the form of common shares in lieu of Dividends Paid in the Ordinary Course (as defined below)), the Exercise Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of common shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of common shares outstanding immediately prior to such event and of which the denominator shall be the total number of common shares outstanding immediately after such event.  The number of common shares which the Holder is entitled to purchase for each Performance Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction.  Any such adjustments shall be made successively whenever any event referred to in this subparagraph (a) shall occur and any such issue of common shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding common shares immediately after such event under subparagraphs (a) and (c) of this paragraph.

a.2

If and whenever at any time prior to the applicable Expiry Date the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding common shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares (or securities convertible into or exchangeable for common shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Corporation shall give the Holder written notice of such proposed issuance of rights, options or warrants at least 15 days prior to such record date at the Holder's latest address on the books of the Corporation.

a.3

If and whenever at any time prior to the applicable Expiry Date the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding common shares of: (i) shares of any class other than common shares, shares distributed to holders of common shares who have elected to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course and common shares issued to the holders of all or substantially all of the outstanding common shares by way of a stock dividend, (ii) rights, options or warrants (excluding those exercisable for 45 days or less after the record date therefor), (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then the Corporation shall give the Holder written notice of such distribution at least 15 days prior to such record date at the Holder's latest address on the books of the Corporation.

a.4

For the purpose of any computation under subparagraph (b) of this paragraph, the “Current Market Price” per common share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 45 trading days before such date on the TSX Venture Exchange or, if the common shares are not listed on such stock exchange, on such stock exchange on which such common shares are listed as may be selected for such purpose by the board of directors of the Corporation, or if such common shares are not listed on any stock exchange then on the over the counter market.  The weighted average price shall be determined by dividing the aggregate sale price of all such common shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of such common shares so sold.  If such common shares are not listed on any stock exchange or traded on an over the counter market, the Current Market Price shall be determined in good faith by the board of directors of the Corporation.

a.5

For the purpose of any determination in this paragraph, “Dividends Paid in the Ordinary Course” means cash dividends declared payable on the common shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the common shares in its immediately preceding fiscal year, (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the common shares in its three immediately preceding fiscal years and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

a.6

If and whenever at any time prior to the applicable Expiry Date there is a reclassification of the common shares at any time outstanding or a change of the common shares into other shares or a capital reorganization of the Corporation not covered in subparagraph (a) or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder of Performance Warrants which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall, upon the exercise of such Performance Warrants, be entitled to receive and shall accept in lieu of the number of common shares as then constituted and to which the Holder was previously entitled upon exercise of the Performance Warrants, for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale on the effective date thereof had the Holder been the registered holder of the number of common shares to which the Holder was previously entitled upon due exercise of the Performance Warrants; and in any case, necessary and appropriate adjustments shall be made in the application of the provisions herein with respect to the rights and interests thereafter of the Holders of the Performance Warrants to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of Performance Warrants may be entitled upon the exercise of such Performance Warrants thereafter.

a.7

In any case in which this paragraph requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Performance Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which he would be entitled upon such exercise by reason of the adjustment required by such event, provided that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive the kind and amount of shares, other securities or property to which he would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of common shares as constituted from time to time on and after such date as such Holder would, but for the provisions of this subparagraph (g), have received, or become entitled to receive, on such exercise.

a.8

The adjustments provided for in this paragraph are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this paragraph, provided that notwithstanding any other provision of this paragraph: (i) no adjustment of the Exercise Price or number of common shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or of the number of common shares, as then constituted, purchasable and (ii) any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

a.9

In the event of any question arising with respect to the adjustments provided in this paragraph, such question shall be conclusively determined by the auditors of the Corporation.  The auditors shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

a.10

As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to any of the Performance Warrants, including the number of common shares which are to be received upon the exercise thereof, the Corporation shall take any action which, in the opinion of counsel, may be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the common shares which the Holder of such Performance Warrants is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

a.11

No adjustment shall be made pursuant to this paragraph if the Holder is entitled to participate in any event described in this paragraph on the same terms, mutatis mutandis, as if the Holder had exercised his Performance Warrants prior to or on the effective date or record date of such event.

a.12

In case the Corporation shall take any action, other than action described in this paragraph, affecting the common shares which, in the opinion of the Board of Directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the number of common shares which may be acquired upon exercise of a Performance Warrant shall be adjusted by action of the Board of Directors in such manner and at such time as they may determine in their sole discretion to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of all stock exchanges on which the common shares are listed for trading has been obtained.  Failure of the Board of Directors to make such an adjustment shall be conclusive evidence that the Board of Directors have determined that it is equitable to make no adjustment in the circumstances.

Immediately after the occurrence of any event which requires an adjustment pursuant to this paragraph, other than an adjustment pursuant to subparagraphs (a) or (b), in the Exercise Price or in any of the subscription rights pursuant to any of the Performance Warrants, including the number of common shares, as then constituted, which are to be received upon the exercise thereof, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give at least 14 days notice to the Holder of Performance Warrants of the record date or effective date of such event, as the case may be, and such notice shall include particulars of such event and the required adjustment.

Miscellaneous

If any Performance Warrant certificate is lost mutilated, destroyed or stolen, the Corporation may, on such reasonable terms as to cost and indemnity or otherwise as they may impose, respectively issue a replacement Performance Warrant certificate similar as to denomination, tenor and date as the Performance Warrant certificate so lost, mutilated, destroyed or stolen.

The Performance Warrants represented hereby shall be exclusively governed by the laws in force in the Province of Alberta and the laws of Canada applicable therein.

Notwithstanding anything contained herein to the contrary, the Performance Warrants represented by this certificate shall not be exercised by the Holder, in whole or in part, if, after giving effect to such exercise, the Holder, together with any person or corporation acting jointly or in concert with the Holder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise.  For greater certainty, the Performance Warrants represented by this certificate shall not be exercisable by the Holder, in whole or in part, and the Corporation shall not give effect to any such exercise of any sum of Performance Warrants, if, after giving effect to such exercise, the Holder, together with its Joint Actors would be deemed to hold a number of voting securities sufficient to materially affect the control of the Corporation.

Time shall be of the essence.

IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 2nd day of February, 2006.

TITAN TRADING ANALYTICS INC.

Per:

Ken Powell

President

CAL Library:49181.2

PERFORMANCE WARRANT EXERCISE FORM

TO:

TITAN TRADING ANALYTICS INC.

Suite 13, 18104 - 102nd Avenue
Edmonton, AB  T5S 1S7

The undersigned hereby exercises the right to acquire Common Shares of TITAN TRADING ANALYTICS INC. (the “Corporation”) as constituted on February 2, 2006 (or such number of other securities or property to which such Performance Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Performance Warrant Certificate).

The Common Shares (or other securities or property) are to be issued as follows:

Name:

(print clearly)

Address in full:

Social Security Number:

Number of Common Shares:

Note:

If further nominees intended, please attach (and initial) schedule giving these particulars.

The capitalized terms used herein have the meanings set forth in the instructions attached hereto. In connection with the exercise of the Performance Warrant Certificate, the undersigned represents as follows: (Please check the ONE box applicable):

1.

Check this box if the Common Shares issuable upon exercise of the Performance Warrants are Category 1 Securities: The undersigned hereby certifies that (i) at the time of exercise, it is not within the United States and did not execute this Subscription Form while within the United States and (ii) it is not exercising any of the Performance Warrants represented by the Performance Warrant Certificate by or on behalf of any person within the United States.

2.

Check this box if the Common Shares issuable upon exercise of the Performance Warrants are Category 2 Securities: The undersigned hereby certifies that (i) at the time of exercise, it is not within the United States and did not execute this Subscription Form while within the United States, (ii) it is not (and is not exercising the Performance Warrant for the account or benefit of) a U.S. Person; and (iii) it has in all other respects complied with the terms of Regulation S.

3.

Check this box if the Common Shares issuable upon exercise of the Performance Warrants are (a) Category 3 Securities or (b) Category 2 Securities being purchased by a U.S. Person: The undersigned hereby certifies that (i) it is purchasing the Common Shares for its own account and is not acquiring the Common Shares with a view to distribution thereof or with any present intention of offering or selling any of the Common Shares, (ii) it is an Accredited Investor and (iii) the representations and warranties made to the Company in connection with the acquisition of the Units remain true and correct on the date of this subscription form.

4.

Check this box if none of the above is applicable. The undersigned is delivering a written opinion of U.S. Counsel to the effect that the Performance Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the 1933 Act or are exempt from registration thereunder.

The undersigned holder understands that unless Box 1 or 2 above is checked, the certificate representing the Corporation’s Common Shares issued upon exercise of this Performance Warrant will bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE CORPORATION'S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

Provided that if the Common Shares are being resold outside the United States in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S under the 1933 Act, at the time of such sale, such legend may be removed by providing the following declaration to the Corporation and to its registrar and transfer agent:

The undersigned (a) acknowledges that the sale of the securities of TITAN TRADING ANALYTICS INC. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange or the TSX Venture Exchange and neither  the seller nor any person acting on its behalf knows that the transaction has be prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sales of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.  Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

Such securities (please check one):

(1)

should be sent by first class mail to the following address:

OR

(2)

should be held for pick up at the office of the Corporation at which this Performance Warrant Certificate is deposited.

If the number of Performance Warrants exercised are less than the number of Performance Warrants represented hereby, the undersigned requests that the new Performance Warrant Certificate representing the balance of the Performance Warrants be registered in the name of ________________________________________________ whose address is:

Such securities (please check one):

(a)

should be sent by first class mail to the following address:

OR

(b)

should be held for pick up at the office of the Corporation at which this Performance Warrant Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Performance Warrants.

DATED this day of____________________.

Signature Guaranteed

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Performance Warrant Certificate representing the Performance Warrants being exercised to the Corporation’s head office at: Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7. Certificates for Common Shares will be delivered or mailed within ten business days after the exercise of the Performance Warrants.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a Schedule “A” major chartered bank/trust company or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Please note - signature guarantees are not accepted from treasury branches or credit unions unless thy are members of the “Stamp Medallion Program”. Please note - in USA signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

4.

The following terms used in the Exercise Form shall have the following meanings:

(a)

“Accredited Investor” means “accredited investor” as that term is defined in Rule 501(a) of Regulation D;

(b)

“Category 1 Securities” means securities eligible for issuance under Category 1 as set forth under Rule 903(b)(1) of Regulation S and includes equity securities of a Foreign Issuer that are offered and sold in an Off-Shore Transaction and without Directed Selling Efforts; provided that there is no Substantial U.S. Market Interest in such equity securities;

(c)

“Category 2 Securities” means securities eligible for issuance under Category 2 as set forth under Rule 903(b)(2) of Regulation S and includes equity securities of a Foreign Reporting Issuer, with a Substantial U.S. Market Interest in such equity securities, offered and sold in an Off-Shore Transaction and without Directed Selling Efforts; provided that such offer or sale is not made to a U.S. Person or for the account or benefit of a U.S. Person and the notice and confirmation requirements set forth in Rule 903(b)(2)(iii) are satisfied;

(d)

“Category 3 Securities” means securities eligible for issuance under Category 3 as set forth under Rule 903(b)(3) of Regulation S and includes equity securities that are not eligible for issuance as Category 1 Securities or Category 2 Securities;

(e)

“Foreign Issuer” means “foreign issuer” as that term is defined in Regulation S;

(f)

“Foreign Reporting Issuer” means a Foreign Issuer that is a “reporting issuer” as that term is defined in Regulation 5;

(g)

“Off-Shore Transaction” means “off-shore transaction” as that term is defined in Regulation S;

(h)

“Regulation D” means Regulation D of the U.S. Securities Act;

(i)

“Regulation S” means Regulation S of the U.S. Securities Act;

(j)

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

(k)

“United States” means United States as that term is defined in Regulation S;

(l)

“U.S. Person” means U.S. Person as that term is defined in Regulation S; and

(m)

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

SCHEDULE C

AMENDED AND RESTATED CONSULTING AGREEMENT

(Section )

Attached

AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AGREEMENT, dated as of July 10, 2006 (the “Effective Date”), is between Titan Trading Analytics Inc. (“Titan”) having an office at Suite 13, 18104 - 102nd Avenue, Edmonton, AB, T5S 1S7 and Cignal Technologies, LLC, a Rhode Island Limited Liability Company (the “Consultant”) and Philip Carrozza (“Philip”) an individual, both of which are resident at 375 Ocean Road, Narragansett, Rhode Island, USA.

BACKGROUND

Titan, the Consultant and Philip entered into a Software Transfer Agreement (the “Original Software Transfer Agreement”) dated February 2, 2006, pursuant to which the Consultant and Philip transferred ownership of the software described in that Agreement (the “Software”) to Titan.

Titan, the Consultant and Philip have amended and restated the terms of the Original Software Transfer Agreement pursuant to the terms of an amended and restated software transfer agreement (the “Amended and Restated Software Transfer Agreement”) dated as of the date hereof.

The Consultant has expertise in software design, programming, maintenance and support.

As part of the consideration provided to Titan pursuant to the Original Software Transfer Agreement, the Consultant entered into a Consulting Agreement dated February 2, 2006 (the “Original Consulting Agreement”) to maintain, support and improve the Software, to provide general software programming and consulting services to Titan, and to provide other services as may be reasonably requested by Titan from time to time (collectively, the “Consulting Services”).

In connection with the Amended and Restated Software Transfer Agreement, the parties wish to amend and restate the terms of the Original Consulting Agreement on the terms and conditions set out herein.

The Consultant has provided the Consulting Services, through Philip, to Titan since June, 2004.

Titan wishes to continue to retain the Consultant to provide the Consulting Services and the Consultant wishes to continue to provide such services to Titan.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party  acknowledges, the parties agree as follows:

1.

Consulting Services.  The Consultant will continue to provide the Consulting Services to or for the benefit of Titan as requested from time-to-time by Titan.

2.

Fees.  Titan will pay the Consultant US$7,500 per month (the “Fees”) as and from June, 2004 until the date of execution of this agreement and commencing the month after execution, the sum of US$10,000 per month until termination of this Agreement.  The Fees are inclusive of all taxes and contributions, and the Consultant will promptly pay, as they become due, all taxes and contributions required to be paid by applicable law.

3.

Nature of Relationship.   The Consultant is an independent contractor, not an employee or agent of Titan.  The Consultant will not claim to be Titan’s agent or enter into any agreements on Titan’s behalf.  The Consultant will, at its own expense, provide all tools and materials which are necessary for completion of the Consulting Services.  The Consultant is not an “insured person” within the meaning of the Unemployment Insurance Act (Canada) and Titan will not pay any “employer’s premium” within the meaning of the Act.  Titan is interested only in the results achieved by the Consultant, and the conduct and control of the work will lie solely with the Consultant.

4.

Insurance.  The Consultant and Philip acknowledge that the Consultant will not be covered by any liability insurance obtained by Titan, and acknowledges that Titan has recommended that the Consultant obtain such insurance.

5.

Ownership of Work Product.  All work product (“Work Product”) generated or created by the Consultant or Philip in connection with the performance of the Consulting Services will be the exclusive property of Titan automatically from the time of generation or creation.  In this Agreement “Work Product”  includes, without limitation: (a) data, computer programs (including all modifications, upgrades, updates and other improvements to the Software), reports, drawings, diagrams, designs, inventions, research, and discoveries;  and (b) all proprietary rights and interests in, to or associated with Work Product (the “Proprietary Interests”) including without limitation, patents, copyrights, confidential information, goodwill and the right to patent, register, or record proprietary rights and interests.

6.

Moral Rights.   Titan may use, alter, vary, adapt and exploit Work Product as it sees fit.  The Consultant and Philip waive all “moral rights” relating to Work Product in favour of Titan.

7.

Further Assurances.  When requested by Titan, the Consultant and Philip will promptly do all acts and execute and deliver to Titan all instruments that may be required to effect, register, record, or otherwise perfect the interest of Titan in or relating to Work Product or Proprietary Interests.

8.

Representations and Warranties of the Consultant and Philip.  Each of the Consultant and Philip represent and warrant to Titan that: (a) the Consultant has the necessary skills and experience to perform the Consulting Services, (b) the Consultant will perform his tasks under this Agreement in a professional manner and will comply with the applicable rules and policies of Titan while on Titan’s premises, (c) the Consultant and Philip will be the sole authors and creators of all of the Work Product, and (d) the Work Product (and all parts thereof) will not infringe the Proprietary Interests of any third party.  The Consultant and Philip will have materially breached this Agreement if any of these representations and warranties is ever materially untrue.

9.

Confidentiality.   In this Agreement, “Confidential Information” means all data, information or material relating to Titan’s business or assets, including without limitation, computer programs, know-how, intellectual property, trade secrets, the Work Product, Software and supplier and client lists.  During the term of this Agreement and thereafter until the Confidential Information enters the public domain through no fault of the Consultant or Philip, the Consultant and Philip: (a) will use their respective best efforts to protect the Confidential Information from disclosure to any third party, and (b) will not disclose the Confidential Information to any third party without Titan’s prior written consent.

Notwithstanding the foregoing, the Consultant has all of the rights set forth in section 1.5 of the Amended and Restated Software Transfer Agreement.

10.

Conflict of Interest.  The Consultant and Philip will act with the utmost good faith in all his dealings with Titan and will not carry on any activity that conflicts with this obligation.

11.

Non-Competition.

(a)

Subject to Titan complying with its obligations in this Agreement, each of the Consultant and Philip agrees with and for the benefit of Titan that for a period of six months from the cessation or termination of this Amended and Restated Consulting Agreement; they will not for any reason, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, shareholder, officer, director, or salesperson for any person, firm, association, organization, syndicate, company or corporation, or in any manner carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, permit his name or any part of it to be used or employed by, any person, business, firm, association, syndicate, company, organization or corporation concerned with or engaged in or interested in a business which is the same as, or competitive with, the business of Titan and its subsidiaries including, without limitation, any business relating to computerized trading systems within the geographical areas where Titan carries on its business, being the Countries of:

i)

Canada; or

ii)

the United States.

Furthermore, each of the Consultant and Philip, for a period of six months from the cessation or termination of this Amended and Restated Consulting Agreement, however, caused, will not solicit or accept business with respect to products competitive with those of the Corporation from any of the Corporation’s or its subsidiaries’ customers wherever situate; provided that the Consultant and Philip shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of the Corporation or its subsidiaries, provided that the Consultant and Philip shall not directly or indirectly, own collectively more than ten (10) percent of the issued share capital of the public company, or participate in its management or operation or in any advisory capacity.

(b)

Each of the Consultant and Philip further agree that, during engagement pursuant to this Amended and Restated Consulting Agreement and for a period of six months following termination of the Consultant’s engagement, however caused, he will not hire or take away or cause to be hired or taken away any employee or consultant of Titan, including employees and consultants of any wholly-owned or partially-owned subsidiary of Titan or, following termination of the Consultant’s engagement, however caused, any employee or consultant who was in the employ of the Corporation or any of its wholly-owned or partially-owned subsidiaries during the twelve (12) months preceding termination.

(c)

Any provision of this Amended and Restated Consulting Agreement prohibited by law in any jurisdiction shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Amended and Restated Consulting Agreement or without invalidating or affecting the provisions of this Amended and Restated Consulting Agreement within those jurisdictions where not prohibited by law.

(d)

In the event that the geographical restrictions and time period restrictions relating to competition provided for in this Section 11 are found to be unreasonable by a Court of competent jurisdiction, then the restrictive covenant applicable to competition within time periods and geographical areas shall be restricted to such boundaries and time periods as are found to be reasonable by such court: PROVIDED THAT if a Court of competent jurisdiction determines that any portion of this Section is unreasonable then this Section shall be deemed to prohibit only such actions within such time periods and geographical boundaries as are found to be reasonable and enforceable by such Court.

12.

Indemnity.  Each of the Consultant and Philip will indemnify and save harmless Titan and Titan’s directors, officers, employees and other representatives from and against all damages, liabilities, costs and expenses (including legal fees and costs) claimed against or incurred by Titan or Titan’s directors, officers, employees or representatives in connection with any claims by a third party arising from: (a) a breach of this Agreement by the Consultant, (b) the invalidity or untruthfulness of any of the Consultant’s representations or warranties in this Agreement, or (c) any act or omission by the Consultant, including the Consultant’s failure to make the remittances referred to in section .

13.

Term.  Subject to Section 14, this Agreement will remain in effect until October 31, 2008.

14.

Termination.  This Agreement may be terminated by either party, without entitlement of either party to termination or severance pay, as follows:

(a)

for cause, if the other party is in material default of any obligation in this Agreement and has not cured that default within 30 days after receiving notice thereof from the other party; or

(b)

upon the bankruptcy or insolvency of the other party or upon the other party making an assignment for the benefit of creditors or appointing a receiver or trustee-in-bankruptcy.

Titan may also terminate this agreement without cause, without entitlement of the Consultant or Philip to termination or severance pay, for convenience after the expiration of 60 days’ notice to the Consultant.

15.

Effect of Termination.  Upon termination of this Agreement:

(a)

Titan will pay the Consultant all outstanding Fees for Consulting Services provided in accordance with this Agreement; and

(b)

the Consultant and Philip will immediately deliver to the other Titan all material in his possession or control that bears, embodies, or reveals any Work Product, Confidential Information or any material supplied to the Consultant by Titan.

Sections , , , , , , , ,  and  will survive termination of this Agreement.

16.

General - Time: Time is of the essence in  this Agreement.  Waiver: No waiver, delay, or failure to act by Titan regarding any particular default or omission by the Consultant will prejudice or impair any rights or remedies of Titan regarding that or any subsequent default or omission that are not expressly waived in writing.  Time will continue to be of the essence following all such waivers, delays, and failures to act.  Disputes: This Agreement is governed by the laws applicable in Alberta.  All disputes under or relating to this Agreement will be submitted to and resolved in the Courts of Alberta.  Further Assurances: The parties will execute and deliver to each other any further instruments, and do any further acts, that may be required to give full effect to the intent expressed in this Agreement.  Entire Agreement:  This Agreement supersedes all prior agreements of the parties regarding the subject matter of this Agreement, and constitute the whole agreement with respect to that subject matter.  Assignment: The Consultant may not assign this Agreement without Titan’s prior written consent, which may be withheld without cause.  Amendments: All amendments to this Agreement must be in writing and signed by the parties’ duly authorized representatives.  Enurement: This Agreement will enure to the benefit of and be binding upon the parties and their lawful successors and permitted assigns.

17.

Independent Legal Advice.  The Consultant has had ample opportunity to have this Agreement reviewed by his own lawyer and has either done so or voluntarily chosen not to do so.

TO EVIDENCE THEIR AGREEMENT each of the parties executed this Agreement as of the Effective Date.

Cignal Technologies, LLC. By: Signed: “Philip Carrozza” Philip Carrozza - President Dated: July 27, 2006	Titan Trading Analytics Inc. By: Signed: “Ken Powell” Ken Powell - President Dated: July 13, 2006
SIGNED AND DELIVERED on July 27, 2006 in the presence of: Signed: “Aimee Miller” (Signature) Aimee Miller (Print Name) 224 Datura St # 100 (Address) Building Manager (Occupation)	) ) ) ) ) ) ) ) ) ) )	Signed: “Philip Carrozza” Philip Carrozza

AMENDED AND RESTATED SOFTWARE TRANSFER AGREEMENT

THIS AGREEMENT dated July 10, 2006 is between:

MICHAEL GOSSLAND (“Michael”), an individual resident at 5449 Kenwill Drive, Nanaimo, BC  V9T 5Z6

(the “Seller”)

AND

TITAN TRADING ANALYTICS INC., a corporation continued under the laws of the Province of Alberta, having an office at Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7

(the “Buyer”)

BACKGROUND

A.

The Seller owns the software described in Schedule A (the “Software”).

B.

The Seller wishes to sell, and the Buyer wishes to buy, the Software on the terms and subject to the conditions of this Agreement.

C.

The Seller and the Buyer entered into a software transfer agreement as of February 2, 2006 (the “Original Share Transfer Agreement”).

D.

The Parties hereto wish to amend and restate the Original Share Transfer Agreement on the terms and conditions set out herein.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

PART 1
PURCHASE AND SALE

1.1

Assignment.  Upon the terms and subject to the conditions of this Agreement, the Seller will assign to the Buyer, and the Buyer will purchase from the Seller, the Software.  As part of the assignment, the Seller will waive all of his moral rights in to the Software in favour of the Buyer, so that the Buyer may use, alter, vary, adapt and exploit the Software as it sees fit.

1.2

Consideration.  The consideration payable by the Buyer to the Seller for the Software will be as follows:

(a)

1,500,000 common shares in the capital of the Buyer (the “Common Shares”), to be issued upon the Buyer achieving the following gross revenue milestones commencing June 1, 2006:

(i)

upon the Buyer achieving $400,000 of gross revenue500,000 of the Common Shares will be eligible to be issued,

(ii)

upon the Buyer achieving $800,000 of cumulative gross revenue, as additional 500,000 Common Shares will be eligible to be issued, and

(iii)

upon the Buyer achieving $1,200,000 of cumulative gross revenue, an additional 500,000 Common Shares will be eligible to be issued.

For the purposes of this Section 2.1, “gross revenue” will be gross revenue generated from the Software and/or the software purchased by the Buyer from Philip Carrozza and Cignal Technologies, LLC pursuant to an amended and restated software transfer agreement dated July 10, 2006, determined in accordance with generally accepted accounting principles and based on management prepared financial statements, with the exception of the release of the third tranche of Common Shares under Subsection 1.2(a)(iii) above, in which case gross revenue shall be based on audited financial statements.  The first, second and third tranches of the Common Shares, as described in Subsections 1.2(a)(i), 1.2(a)(ii) and 1.2(a)(iii) above, will be issued no earlier than September 30, 2006, January 31, 2007 and May 31, 2007, respectively and in any event, any Common Shares not eligible for issuance as described in this Subsection 1.2(a) by May 31, 2007 will not be issued; and

(b)

a performance warrant (the “Warrant”) in the form attached as Schedule B, to purchase in aggregate 1,000,000 Common Shares, as follows:

(i)

500,000 Common Shares, exercisable at a price of $0.50 per share for a six month period commencing June 1, 2007 provided that the Buyer has achieved at least $1,200,000 of gross revenue for the preceding one-year period commencing June 1, 2006; and

(ii)

500,000 Common Shares, exercisable at a price of $1.00 per share for a six month period commencing June 1, 2008 provided that the Buyer has achieved at least $1,800,000 of gross revenue for the one-year period commencing June 1, 2007.

1.3

Payment of Consideration.  The Buyer will issue the Common Shares and the Warrant to the Seller on the closing date.

1.4

Improvements.  As between the parties, the Buyer will own all modifications, upgrades, updates and other improvements to any of the Software (collectively, the “Improvements”).  The Seller will have no right to any of the Improvements and will receive no compensation in respect of the Improvements unless the Buyer specifically agrees otherwise in writing.

1.5

Programming Techniques.  The Seller retains the right to use the programming techniques and practices they developed while creating the Software (including the use of shared memory, sockets, Internet Protocols and sending messages directly to Windows controls through the Windows Application Programming Interface), provided that the Seller do not copy any of the Software or its source code.

1.6

Right of First Refusal.  If the Buyer becomes Insolvent (as hereinafter defined) and a sale of all or a portion of the Software and/or Improvements to a third party is proposed, the Seller shall have the right of first refusal to purchase all or a portion of the Software and/or Improvements on the same terms and conditions, including the purchase price (the “Purchase Price”), as the proposed sale to the third party.  The Seller shall have 30 days from the receipt of written notice of any such proposed sale to exercise such right of first refusal with respect to the specific sale for which the notice was received by notifying the Buyer that it will purchase all or a portion of the Software and/or Improvements, as applicable.  The Seller must pay the Purchase Price by certified cheque or bank draft within 30 days after the Seller has given written notice under this section.  The Seller’s waiver of its right of first refusal with respect to any one proposed sale will not constitute waiver of its right of first refusal with respect to any other proposed sale.

For the purposes of this section, “Insolvent” means the Buyer is found to be insolvent or bankrupt by a court of competent jurisdiction or makes an authorized assignment of its assets or a compromise or arrangement for the benefit of its creditors, makes a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada), seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law in Canada or the United States, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers over all or any substantial portion of its assets, files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditor's rights or consents to, or acquiesces in, the filing of such a petition; or if a petition in bankruptcy is filed or presented against the Buyer.

1.7

Grant of License.  The Buyer hereby grants to Michael a non-exclusive, royalty-free, fully paid-up, non-transferable, irrevocable licence to possess, operate and use any of the Buyer’s trading software developed before or after this Agreement for Michael's own personal use and profit only and not for commercial use or resale.

PART 2
REPRESENTATIONS OF THE SELLER

2.1

Representations.  The Seller represents and warrants to the Buyer as follows:

(a)

Authority to Sell.  This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(b)

Effect of Sale.  Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will result in any fees, duties, taxes, assessments or other amounts relating to any of the Software becoming due or payable other than applicable taxes payable by the Buyer in connection with the purchase and sale.

(c)

Ownership.  The Seller is the author and owner of the Software, and the Seller owns the Software free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims.

(d)

Infringement.  The Software (and all parts thereof) and the Buyer’s use, copying, display and exploitation of the Software will not infringe the intellectual property or other rights of any third party.

(e)

Moral Rights.  No third party has any moral rights in any of the Software.

(f)

Litigation.  There is no litigation or administrative or governmental proceeding or inquiry pending or, to the knowledge of the Seller, threatened against or relating to any of the Software, nor does the Seller know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry.

(g)

Functionality.  The Software will operate without errors which materially impair the Software (or any other software or hardware) upon closing and for one year thereafter;  however, the Seller will not be responsible for any errors caused by any enhancements made to the Software by any third party after closing, or any accident, neglect misuse or similar causes other than the ordinary use of the Software.

(h)

Canadian Resident.  The Seller is a resident of Canada within the meaning of the Income Tax Act (Canada).

PART 3
COVENANTS OF THE SELLER

3.1

Procure Consents.  Before closing, the Seller will obtain all consents, if any, required to sell the Software to the Buyer.

3.2

Securities Law Representations.  Before closing, the Seller will provide a certificate to the Buyer containing such representations, acknowledgements and covenants sufficient, in the opinion of the Buyer and its counsel, to permit the issuance of the Common Shares and Warrant to the Seller in compliance with all applicable securities laws.

3.3

Amended and Restated Consulting Agreement.  At closing, Michael will enter into the Amended and Restated Consulting Agreement in the form attached as Schedule C (the “Amended and Restated Consulting Agreement”).

3.4

Confidentiality.  The source code to the Software (the “Source Code”) will become the Buyer’s confidential information upon closing.  The Seller will not retain any of the Source Code after closing and will not disclose any portion of the Source Code to any third party after closing without the Buyer’s prior written consent.

3.5

Indemnity.  The Seller shall indemnify and hold harmless the Buyer from and against:

(a)

any and all damage resulting from any misrepresentation, breach of a representation or warranty, or non-fulfilment of any covenant on the part of any of the Seller under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer under this Agreement; and

(b)

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (including solicitor and own client costs on a full indemnity basis) incidental to any of the foregoing.

PART 4
REPRESENTATIONS OF THE BUYER

4.1

Representations.  The Buyer represents and warrants to the Seller as follows.

(a)

Status of Buyer.  The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Alberta and has the power and capacity to enter into this Agreement and carry out its terms.

(b)

Authority to Purchase.  The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

PART 5

COVENANTS OF THE BUYER

5.1

Tax.  The Buyer will be liable for and will pay all applicable sales taxes and registration charges and transfer fees and goods and services taxes, properly payable upon and in connection with the sale and transfer of the Software by the Seller to the Buyer.

5.2

Consents.  The Buyer will at the request of the Seller provide such information as may be necessary to obtain the consents referred to in section 3.1 and will cooperate with the Seller in obtaining the consents.

5.3

Indemnity.  The Buyer shall indemnify and hold harmless the Seller from and against:

(a)

any and all damage resulting from any misrepresentation, breach of a representation or warranty, or non-fulfilment of any covenant on the part of any of the Buyer under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Seller under this Agreement; and

(b)

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (including solicitor and own client costs on a full indemnity basis) incidental to any of the foregoing.

PART 6
SURVIVAL OF REPRESENTATIONS AND COVENANTS

6.1

Survival.  All representations, covenants and agreements made in this Agreement will survive closing.

PART 7
CLOSING

7.1

Time of Closing.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Software will be completed at a closing to be held on the third business day after all documents referred to in sections 7.2 and 7.3 are available for delivery (which shall, in any event, be no later than September 1, 2006) at 10:00 a.m., local time at the offices of the Buyer’s solicitors in Calgary, Alberta.

7.2

Documents to be Delivered by the Seller.  At the closing the Seller will deliver or cause to be delivered to the Buyer:

(a)

all assignments, consents and approvals in a form and content satisfactory to the Buyer’s counsel, appropriate to effectively vest in the Buyer good and marketable title to the Software and all intellectual property rights in and to the Software;

(b)

the certificate of the Seller required by section 3.2 of this Agreement;

(c)

copies of the Amended and Restated Consulting Agreement, fully executed by Michael; and

(d)

source code to the Software, on media reasonably acceptable to the Buyer.

7.3

Documents to be Delivered by the Buyer.  At the closing the Buyer will deliver or cause to be delivered to the Seller:

(a)

all consents and approvals, including regulatory approvals, required to issue the Common Shares and Warrant to the Seller;

(b)

a copy of the minutes of the annual general and special meeting of the shareholders of the Buyer to be held on August 11, 2006, approving the software acquisition contemplated by this Agreement; and

(c)

a certificate representing the Warrant.

7.4

Risk.  From the date of this Agreement to closing, the Software will be and remain at the risk of the Seller.

PART 8
GENERAL

8.1

Further Assurances.  The parties will execute such further and other documents and do such further things as may be necessary to carry out and give effect to the intent of this Agreement.

8.2

Notice.  All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set out on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

8.3

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and there are no representations, express or implied, statutory or otherwise and no collateral agreements other than as expressly set out or referred to in this Agreement.

8.4

Time of the Essence.  Time will be the essence of this Agreement.

8.5

Applicable Law.  This Agreement will be governed by and interpreted in accordance with the laws of Alberta.

8.6

Successors and Assigns.  This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and assigns, except that no party may assign this Agreement without the prior consent of the other parties.

8.7

Counterparts.  This Agreement may be signed by facsimile or original and executed in any number of counterparts, and each executed counterpart will be considered to be an original.  All executed counterparts taken together will constitute one agreement.

8.8

Independent Legal Advice.  Each of the parties has had ample opportunity to have this Agreement reviewed by their own lawyers and has either done so or voluntarily chosen not to do so.

The parties executed this Agreement on the dates shown below.

Titan Trading Analytics Inc. By: Signed: “Ken Powell” Ken Powell - President Dated: July 13, 2006

SIGNED AND DELIVERED on July  27, 2006 in the presence of:

Signed: “Garry L. Shaw”

(Signature)

Garry L. Shaw
(Print Name)

3983 Devon Place, Nanaimo, BC, Canada
(Address)

Retired R.C.M. Police Constable
(Occupation)

) ) ) ) ) ) ) ) ) ) ) ) ) )	Signed: “Michael Gossland” Michael Gossland

SCHEDULE A

THE SOFTWARE

(Recital )

The EasyLanguage studies include:

!ShowTVTrades

MGA_TopView

!Bars

!Converge

!CTBreakLine

!CTDown

!CTUp

!DailySetup

!ESQuote

!ExitTime

!Gap

!LngTarget

!LngTrend

!LngTrendLite

!LngTurtle

!LngVolParent

!MA45

!MAH

!MAL

!MAStops

!MAXLngTrades

!MAXShtTrades

!MetaK

!Movers

!Res C < MA9

!Resistance

!RetraceDown

!RetraceUp

!ShtTarget

!ShtTrend

!ShtTrendLite

!ShtTurtle

!ShtVolParent

!SigDn

!SigUp

!Slope

!StopTime

!Support

!TradeEntries

!TLineBreak

!TLineFadeParent

!Trades

!Trailer

!TrendBar

!VolBrkOut

~LngTrend

~ShtTrend

~SigUp

~SigDn

The executable programs include:

EditInputs

KillTS

SaveData

SharedMonitor

ShowTrades

TopLog

TopTest

TopView

TopViewClient

TSWindowResizer

UpgradeInputs

SCHEDULE B

WARRANT

(Section 1.2(b))

Attached.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 3, 2006.  UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JUNE 3, 2006.

THE COMMON SHARE PURCHASE WARRANTS EVIDENCED HEREBY WILL EXPIRE ON APRIL 20, 2009, UNLESS SPECIFICALLY EXERCISED IN THE MANNER HEREINAFTER DESCRIBED DURING THE EXERCISE PERIOD.

PERFORMANCE WARRANT CERTIFICATE

TITAN TRADING ANALYTICS INC.
Continued under the Business Corporations Act (Alberta)

PERFORMANCE WARRANT

CERTIFICATE NO. 2

1,000,000 PERFORMANCE WARRANTS entitling the holder to acquire, subject to adjustment, one (1) common share for each Performance Warrant represented hereby.

This is to certify that for value received Michael Gossland, 5449, Kenwill Drive, Nanaimo, BC V9T 5Z6 (the “Holder”) is the registered holder of 1,000,000 performance warrants (“Performance Warrants”), entitling the Holder to subscribe for and purchase one (1) fully paid and non-assessable common share of TITAN TRADING ANALYTICS INC. (the “Corporation”) for every one (1) Performance Warrant held by the Holder, up to and including a total of 1,000,000 common shares without nominal or par value of the Corporation, upon the terms and conditions as hereinafter set forth.

Vesting of the Performance Warrants

The Performance Warrants shall vest and only be exercisable as follows:

(a)

If the average closing price on the TSX Venture Exchange of the Corporation’s common shares for the 20 trading days ending October 31, 2007 (or if October 31, 2007 is not a business day, the last business day preceding October 31, 2007) is no less than $1.00 per share, then 500,000 Performance Warrants will vest; and

(b)

If the average closing price on the TSX Venture Exchange of the Corporation’s common shares for the 20 trading days ending October 31, 2008 (or if October 31, 2008 is not a business day, the last business day preceding October 31, 2008) is no less than $2.00 per share, then 500,000 Performance Warrants will vest.

 Exercise Date

Subject to the vesting provisions above, the vested Performance Warrants to purchase common shares of the Corporation represented by this certificate may be exercised as follows:

(a)

up to a total of 500,000 Performance Warrants, at any time between November 1, 2007 and 5:00pm Alberta time, on April 30, 2008 (the “YR 1 Period”);

(b)

up to a total of 500,000 Performance Warrants, at any time between November 1, 2008 and 5:00pm Alberta time, on April 30, 2009 (the “YR 2 Period”).

Each of the YR 1 Period and YR 2 Period shall be referred to herein as an “Exercise Period”.  The last day of each Exercise Period shall be the “Expiry Date” in respect of such Exercise Period, after which all Performance Warrants applicable to such Exercise Period shall be void and of no further value.

Exercise Price

The exercise price of the Performance Warrants shall be as follows, payable in lawful money of Canada:

(a)

$0.50 per common share during the YR 1 Period; and

(b)

$1.00 per common share during the YR 2 Period.

The exercise price of the Performance Warrants in effect from time to time is referred to herein as the “Exercise Price”.

Exercise of Performance Warrants

The vested Performance Warrants may be exercised, in whole or in part, at any time during the applicable Exercise Period by the Holder hereof completing the Performance Warrant Exercise Form attached hereto and made a part hereof and delivering same to the President of the Corporation, TITAN TRADING ANALYTICS INC., Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7 (the “Principal Office”), together with this certificate and the appropriate sum payable to the order of the Corporation, at par in the amount of the purchase price for the common shares of the Corporation subscribed for, which may not exceed 500,000 common shares during any applicable Exercise Period.  The Corporation shall notify the Holder in writing of any change of address of its Principal Office.

Payment

The common shares subscribed for must be paid in full at the time of subscription, by certified cheque or money order in Canadian funds to or to the order of the Corporation.

Share Certificates

Upon compliance with the conditions as aforesaid, the Corporation will cause to be issued to the person or persons in whose name or names the common shares so subscribed for are to be issued the number of fully paid and non-assessable common shares subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such common shares.  Within 10 days of compliance of the conditions aforesaid, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of common shares subscribed for.

Exercise in Whole or in Part

The vested Performance Warrants may be exercised in whole or in part and, if exercised in part, the Corporation shall issue another certificate evidencing the remaining rights to purchase common shares of the Corporation, provided that any such right shall terminate on the applicable Expiry Date.

No Rights of Shareholder Until Exercise

This certificate and the Performance Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Corporation), other than in respect of common shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for.

Non-Transferability of Performance Warrants

The Performance Warrants represented by this certificate and all rights granted hereunder are non-transferable.

No Fractional Common Shares

No fractional common shares will be issued upon exercise of the Performance Warrants, nor shall any compensation be made for such fractional common shares, if any.  To the extent that the Holder would otherwise be entitled to purchase a fraction of a common share, such right may be exercised in combination with other rights which, in the aggregate, entitle the Holder hereof to purchase a whole number of common shares.

Dilution

The Exercise Price in effect and the number and type of securities purchasable under the Performance Warrants at any date shall be subject to adjustment from time to time as follows:

a.1

If and whenever at any time prior to the applicable Expiry Date, the Corporation shall: (i) subdivide or redivide the outstanding common shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding common shares into a smaller number of shares, or (iii) issue common shares to the holders of all or substantially all of the outstanding common shares by way of a stock dividend (other than the issue of common shares to holders of common shares who have elected to receive dividends in the form of common shares in lieu of Dividends Paid in the Ordinary Course (as defined below)), the Exercise Price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of common shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of common shares outstanding immediately prior to such event and of which the denominator shall be the total number of common shares outstanding immediately after such event.  The number of common shares which the Holder is entitled to purchase for each Performance Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction.  Any such adjustments shall be made successively whenever any event referred to in this subparagraph (a) shall occur and any such issue of common shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding common shares immediately after such event under subparagraphs (a) and (c) of this paragraph.

a.2

If and whenever at any time prior to the applicable Expiry Date the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding common shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares (or securities convertible into or exchangeable for common shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Corporation shall give the Holder written notice of such proposed issuance of rights, options or warrants at least 15 days prior to such record date at the Holder's latest address on the books of the Corporation.

a.3

If and whenever at any time prior to the applicable Expiry Date the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding common shares of: (i) shares of any class other than common shares, shares distributed to holders of common shares who have elected to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course and common shares issued to the holders of all or substantially all of the outstanding common shares by way of a stock dividend, (ii) rights, options or warrants (excluding those exercisable for 45 days or less after the record date therefor), (iii) evidences of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then the Corporation shall give the Holder written notice of such distribution at least 15 days prior to such record date at the Holder's latest address on the books of the Corporation.

a.4

For the purpose of any computation under subparagraph (b) of this paragraph, the “Current Market Price” per common share at any date shall be the weighted average price per share for such shares for any 20 consecutive trading days (such 20 consecutive trading days being selected by the Corporation) commencing not more than 45 trading days before such date on the TSX Venture Exchange or, if the common shares are not listed on such stock exchange, on such stock exchange on which such common shares are listed as may be selected for such purpose by the board of directors of the Corporation, or if such common shares are not listed on any stock exchange then on the over the counter market.  The weighted average price shall be determined by dividing the aggregate sale price of all such common shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of such common shares so sold.  If such common shares are not listed on any stock exchange or traded on an over the counter market, the Current Market Price shall be determined in good faith by the board of directors of the Corporation.

a.5

For the purpose of any determination in this paragraph, “Dividends Paid in the Ordinary Course” means cash dividends declared payable on the common shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the common shares in its immediately preceding fiscal year, (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the common shares in its three immediately preceding fiscal years and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

a.6

If and whenever at any time prior to the applicable Expiry Date there is a reclassification of the common shares at any time outstanding or a change of the common shares into other shares or a capital reorganization of the Corporation not covered in subparagraph (a) or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder of Performance Warrants which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall, upon the exercise of such Performance Warrants, be entitled to receive and shall accept in lieu of the number of common shares as then constituted and to which the Holder was previously entitled upon exercise of the Performance Warrants, for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Corporation or of the corporation resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale on the effective date thereof had the Holder been the registered holder of the number of common shares to which the Holder was previously entitled upon due exercise of the Performance Warrants; and in any case, necessary and appropriate adjustments shall be made in the application of the provisions herein with respect to the rights and interests thereafter of the Holders of the Performance Warrants to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of Performance Warrants may be entitled upon the exercise of such Performance Warrants thereafter.

a.7

In any case in which this paragraph requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Performance Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which he would be entitled upon such exercise by reason of the adjustment required by such event, provided that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive the kind and amount of shares, other securities or property to which he would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of common shares as constituted from time to time on and after such date as such Holder would, but for the provisions of this subparagraph (g), have received, or become entitled to receive, on such exercise.

a.8

The adjustments provided for in this paragraph are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this paragraph, provided that notwithstanding any other provision of this paragraph: (i) no adjustment of the Exercise Price or number of common shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or of the number of common shares, as then constituted, purchasable and (ii) any adjustments which by reason of this subparagraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

a.9

In the event of any question arising with respect to the adjustments provided in this paragraph, such question shall be conclusively determined by the auditors of the Corporation.  The auditors shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

a.10

As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to any of the Performance Warrants, including the number of common shares which are to be received upon the exercise thereof, the Corporation shall take any action which, in the opinion of counsel, may be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the common shares which the Holder of such Performance Warrants is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

a.11

No adjustment shall be made pursuant to this paragraph if the Holder is entitled to participate in any event described in this paragraph on the same terms, mutatis mutandis, as if the Holder had exercised his Performance Warrants prior to or on the effective date or record date of such event.

a.12

In case the Corporation shall take any action, other than action described in this paragraph, affecting the common shares which, in the opinion of the Board of Directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the number of common shares which may be acquired upon exercise of a Performance Warrant shall be adjusted by action of the Board of Directors in such manner and at such time as they may determine in their sole discretion to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of all stock exchanges on which the common shares are listed for trading has been obtained.  Failure of the Board of Directors to make such an adjustment shall be conclusive evidence that the Board of Directors have determined that it is equitable to make no adjustment in the circumstances.

Immediately after the occurrence of any event which requires an adjustment pursuant to this paragraph, other than an adjustment pursuant to subparagraphs (a) or (b), in the Exercise Price or in any of the subscription rights pursuant to any of the Performance Warrants, including the number of common shares, as then constituted, which are to be received upon the exercise thereof, the Corporation shall forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give at least 14 days notice to the Holder of Performance Warrants of the record date or effective date of such event, as the case may be, and such notice shall include particulars of such event and the required adjustment.

Miscellaneous

If any Performance Warrant certificate is lost mutilated, destroyed or stolen, the Corporation may, on such reasonable terms as to cost and indemnity or otherwise as they may impose, respectively issue a replacement Performance Warrant certificate similar as to denomination, tenor and date as the Performance Warrant certificate so lost, mutilated, destroyed or stolen.

The Performance Warrants represented hereby shall be exclusively governed by the laws in force in the Province of Alberta and the laws of Canada applicable therein.

Notwithstanding anything contained herein to the contrary, the Performance Warrants represented by this certificate shall not be exercised by the Holder, in whole or in part, if, after giving effect to such exercise, the Holder, together with any person or corporation acting jointly or in concert with the Holder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise.  For greater certainty, the Performance Warrants represented by this certificate shall not be exercisable by the Holder, in whole or in part, and the Corporation shall not give effect to any such exercise of any sum of Performance Warrants, if, after giving effect to such exercise, the Holder, together with its Joint Actors would be deemed to hold a number of voting securities sufficient to materially affect the control of the Corporation.

Time shall be of the essence.

IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 2nd day of February, 2006.

TITAN TRADING ANALYTICS INC.

Per:
Ken Powell President

PERFORMANCE WARRANT EXERCISE FORM

TO:

TITAN TRADING ANALYTICS INC.

Suite 13, 18104 - 102nd Avenue

Edmonton, AB  T5S 1S7

The undersigned hereby exercises the right to acquire __________ common shares of TITAN TRADING ANALYTICS INC. as constituted on February 2, 2006 (or such number of other securities or property to which such Performance Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Performance Warrant Certificate).

The common shares (or other securities or property) are to be issued as follows:

Name:

(print clearly)

Address in full:

Social Insurance Number:

Number of Common Shares:

Note:  If further nominees intended, please attach (and initial) schedule giving these particulars.

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

☐

i.

it is not a U.S. Person and the Performance Warrants are not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

☐

ii.

it was an original subscriber for Performance Warrants, or a transferee, who was a U.S. Person at the time of the acquisition of such Performance Warrants and the representations and warranties made by such person in connection with the acquisition of such Performance Warrants remain true and correct on the date of exercise; or

☐

iii.

it has delivered herewith to the Corporation a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the common shares have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder.

Such securities (please check one):

(a)

__________

should be sent by first class mail to the above address;

OR

(b)

__________

should be held for pick up at the office of the Corporation at which this Performance Warrant Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Performance Warrants.

DATED this ____ day of __________, 200__.

____________________________________

Signature Guaranteed

(Signature of Warrantholder)

____________________________________

Print full name

____________________________________

Print full address

____________________________________

Print full address

INSTRUCTIONS:

1.

For the purposes of the paragraphs above, the following words and phrases have the following meanings:

“United States” and “U.S. Person” have the meaning given to such terms under Regulation S of the U.S. Securities Act.  For purposes of Regulation S.  “U.S. Person” includes, with certain expectations, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if any individual) resident in the United States; and (viii) any partnership or corporation if (a) organized or incorporated under the laws of any jurisdiction other than the United States and (b) formed by a U.S. Person Headly for the purposes of investing in securities not registered under the U.S. Securities Act; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.

The registered holder may exercise its right to receive common shares by completing this form and surrendering this form and the Performance Warrant Certificate representing the Performance Warrants being exercised to the Corporation at Suite 13, 18104 - 102nd Avenue, Edmonton, AB  T5S 1S7.  Certificates for common shares will be delivered or mailed within 3 business days after the exercise of the Performance Warrants.

3.

If the Exercise Form indicates that common shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a Schedule “A” major chartered bank/trust company or a member of an acceptable medallion guarantee program.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.  Please note - signature guarantees are not accepted from treasury branches or credit unions unless they are members of the “Stamp Medallion Program”.  Please note - in USA signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

4.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

SCHEDULE C

AMENDED AND RESTATED CONSULTING AGREEMENT

(Section 3.3)

Attached.

AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AGREEMENT, dated as of July 10, 2006 (the “Effective Date”), is between Titan Trading Analytics Inc.  (“Titan”) having an office at Suite 13, 18104 - 102nd Avenue, Edmonton, AB, T5S 1S7 and Michael Gossland (the “Consultant”) an individual resident at 5449 Kenwill Drive, Nanaimo, BC V9T 5Z6.

BACKGROUND

Titan and the Consultant entered into a Software Transfer Agreement (the “Original Software Transfer Agreement”) dated the date hereof, pursuant to which the Consultant transferred ownership of the software described in that Agreement (the “Software”) to Titan.

Titan and the Consultant have amended and restated the terms of the Original Software Transfer Agreement pursuant to the terms of an amended and restated software transfer agreement (the “Amended and Restated Software Transfer Agreement”) dated as of the date hereof.

The Consultant has expertise in software design, programming, maintenance and support.

As part of the consideration provided to Titan pursuant to the Original Software Transfer Agreement, the Consultant entered into a Consulting Agreement dated February 2, 2006 (the “Original Consulting Agreement”) to maintain, support and improve the Software, to provide general software programming and consulting services to Titan, and to provide other services as may be reasonably requested by Titan from time to time (collectively, the “Consulting Services”).

In connection with the Amended and Restated Software Transfer Agreement, the parties wish to amend and restate the terms of the Original Consulting Agreement on the terms and conditions set out herein.

The Consultant has provided the Consulting Services to Titan since February, 2003.

Titan wishes to continue to retain the Consultant to provide the Consulting Services and the Consultant wishes to continue to provide such services to Titan.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party  acknowledges, the parties agree as follows:

1.

Consulting Services.  The Consultant will continue to provide the Consulting Services to or for the benefit of Titan as requested from time-to-time by Titan.

2.

Fees.  Titan will pay the Consultant $10,000 per month (the “Fees”) as and from February, 2003 until the termination of this Agreement.  The Fees are inclusive of all taxes and contributions, and the Consultant will promptly pay, as they become due, all taxes and contributions payable pursuant to any or all of the Income Tax Act (Canada), the Canada Pension Plan (Canada), the Excise Tax Act (Canada) and all other amounts required to be paid by applicable law.

3.

Nature of Relationship.   The Consultant is an independent contractor, not an employee or agent of Titan.  The Consultant will not claim to be Titan’s agent or enter into any agreements on Titan’s behalf.  The Consultant will, at its own expense, provide all tools and materials which are necessary for completion of the Consulting Services.  The Consultant is not an “insured person” within the meaning of the Unemployment Insurance Act (Canada) and Titan will not pay any “employer’s premium” within the meaning of the Act.  Titan is interested only in the results achieved by the Consultant, and the conduct and control of the work will lie solely with the Consultant.

4.

Insurance.  The Consultant acknowledges that the Consultant will not be covered by any liability insurance obtained by Titan, and acknowledges that Titan has recommended that the Consultant obtain such insurance.

5.

Ownership of Work Product.  All work product (“Work Product”) generated or created by the Consultant in connection with the performance of the Consulting Services will be the exclusive property of Titan automatically from the time of generation or creation.  In this Agreement “Work Product”  includes, without limitation: (a) data, computer programs (including all modifications, upgrades, updates and other improvements to the Software), reports, drawings, diagrams, designs, inventions, research, and discoveries;  and (b) all proprietary rights and interests in, to or associated with Work Product (the “Proprietary Interests”) including without limitation, patents, copyrights, confidential information, goodwill and the right to patent, register, or record proprietary rights and interests.

6.

Moral Rights.   Titan may use, alter, vary, adapt and exploit Work Product as it sees fit.  The Consultant waives all “moral rights” relating to Work Product in favour of Titan.

7.

Further Assurances.  When requested by Titan, the Consultant will promptly do all acts and execute and deliver to Titan all instruments that may be required to effect, register, record, or otherwise perfect the interest of Titan in or relating to Work Product or Proprietary Interests.

8.

 Consultant’s Representations and Warranties.  The Consultant represents and warrants to Titan that: (a) the Consultant has the necessary skills and experience to perform the Consulting Services, (b) the Consultant will perform his tasks under this Agreement in a professional manner and will comply with the applicable rules and policies of Titan while on Titan’s premises, (c) the Consultant will be the sole author and creator of all of the Work Product, and (d) the Work Product (and all parts thereof) will not infringe the Proprietary Interests of any third party.  The Consultant will have materially breached this Agreement if any of these representations and warranties is ever materially untrue.

9.

Confidentiality.   In this Agreement, “Confidential Information” means all data, information or material relating to Titan’s business or assets, including without limitation, computer programs, know-how, intellectual property, trade secrets, the Work Product, Software and supplier and client lists.  During the term of this Agreement and thereafter until the Confidential Information enters the public domain through no fault of the Consultant, the Consultant: (a) will use his best efforts to protect the Confidential Information from disclosure to any third party, and (b) will not disclose the Confidential Information to any third-party without Titan’s prior written consent.

Notwithstanding the foregoing, the Consultant has all of the rights set forth in section 1.5 of the Amended and Restated Software Transfer Agreement.

10.

Conflict of Interest.  The Consultant will act with the utmost good faith in all his dealings with Titan and will not carry on any activity that conflicts with this obligation.

11.

Non-Competition.

(a)

Subject to Titan complying with its obligations in this Agreement, the Consultant agrees with and for the benefit of Titan that for a period of six months from the cessation or termination of this Amended and Restated Consulting Agreement; he will not for any reason, directly or indirectly, either as an individual or as a partner or joint venturer or as an employee, principal, consultant, agent, shareholder, officer, director, or salesperson for any person, firm, association, organization, syndicate, company or corporation, or in any manner carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, permit his name or any part of it to be used or employed by, any person, business, firm, association, syndicate, company, organization or corporation concerned with or engaged in or interested in a business which is the same as, or competitive with, the business of Titan and its subsidiaries including, without limitation, any business relating to computerized trading systems within the geographical areas where Titan carries on its business, being the Countries of:

i)

Canada; or

ii)

the United States.

Furthermore, the Consultant, for a period of six months from the cessation or termination of this Amended and Restated Consulting Agreement, however, caused, will not solicit or accept business with respect to products competitive with those of the Corporation from any of the Corporation’s or its subsidiaries’ customers wherever situate; provided that the Consultant shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of the Corporation or its subsidiaries, provided that the Consultant shall not directly or indirectly, own more than ten (10) percent of the issued share capital of the public company, or participate in its management or operation or in any advisory capacity.

(b)

The Consultant further agrees that, during engagement pursuant to this Amended and Restated Consulting Agreement and for a period of six months following termination of the Consultant’s engagement, however caused, he will not hire or take away or cause to be hired or taken away any employee or consultant of Titan, including employees and consultants of any wholly-owned or partially-owned subsidiary of Titan or, following termination of the Consultant’s engagement, however caused, any employee or consultant who was in the employ of the Corporation or any of its wholly-owned or partially-owned subsidiaries during the twelve (12) months preceding termination

(c)

Any provision of this Amended and Restated Consulting Agreement prohibited by law in any jurisdiction shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Amended and Restated Consulting Agreement or without invalidating or affecting the provisions of this Amended and Restated Consulting Agreement within those jurisdictions where not prohibited by law.

(d)

In the event that the geographical restrictions and time period restrictions relating to competition provided for in this Section 11 are found to be unreasonable by a Court of competent jurisdiction, then the restrictive covenant applicable to competition within time periods and geographical areas shall be restricted to such boundaries and time periods as are found to be reasonable by such court: PROVIDED THAT if a Court of competent jurisdiction determines that any portion of this Section is unreasonable then this Section shall be deemed to prohibit only such actions within such time periods and geographical boundaries as are found to be reasonable and enforceable by such Court.

12.

Indemnity.  The Consultant will indemnify and save harmless Titan and Titan’s directors, officers, employees and other representatives from and against all damages, liabilities, costs and expenses (including legal fees and costs) claimed against or incurred by Titan or Titan’s directors, officers, employees or representatives in connection with any claims by a third party arising from: (a) a breach of this Agreement by the Consultant, (b) the invalidity or untruthfulness of any of the Consultant’s representations or warranties in this Agreement, or (c) any act or omission by the Consultant, including the Consultant’s failure to make the remittances referred to in section .

13.

Term.  This Agreement will remain in effect until October 31, 2008.

14.

Termination.  This Agreement may be terminated by either party, without entitlement of either party to termination or severance pay, as follows:

(a)

for cause, if the other party is in material default of any obligation in this Agreement and has not cured that default within 30 days after receiving notice thereof from the other party; or

(b)

upon the bankruptcy or insolvency of the other party or upon the other party making an assignment for the benefit of creditors or appointing a receiver or trustee-in-bankruptcy.

Titan may also terminate this agreement without cause, without entitlement of the Consultant to termination or severance pay, for convenience after the expiration of 60 days’ notice to the Consultant.

15.

Effect of Termination.  Upon termination of this Agreement:

(a)

Titan will pay the Consultant all outstanding Fees for Consulting Services provided in accordance with this Agreement; and

(b)

the Consultant will immediately deliver to the other Titan all material in his possession or control that bears, embodies, or reveals any Work Product, Confidential Information or any material supplied to the Consultant by Titan.

Sections , , , , , , , ,  and  will survive termination of this Agreement.

16.

General - Time: Time is of the essence in  this Agreement.  Waiver: No waiver, delay, or failure to act by Titan regarding any particular default or omission by the Consultant will prejudice or impair any rights or remedies of Titan regarding that or any subsequent default or omission that are not expressly waived in writing.  Time will continue to be of the essence following all such waivers, delays, and failures to act.  Disputes: This Agreement is governed by the laws applicable in Alberta.  All disputes under or relating to this Agreement will be submitted to and resolved in the Courts of Alberta.  Further Assurances: The parties will execute and deliver to each other any further instruments, and do any further acts, that may be required to give full effect to the intent expressed in this Agreement.  Entire Agreement:  This Agreement supersedes all prior agreements of the parties regarding the subject matter of this Agreement, and constitute the whole agreement with respect to that subject matter.  Assignment: The Consultant may not assign this Agreement without Titan’s prior written consent, which may be withheld without cause.  Amendments: All amendments to this Agreement must be in writing and signed by the parties’ duly authorized representatives.  Enurement: This Agreement will enure to the benefit of and be binding upon the parties and their lawful successors and permitted assigns.

17.

Independent Legal Advice.  The Consultant has had ample opportunity to have this Agreement reviewed by his own lawyer and has either done so or voluntarily chosen not to do so.

TO EVIDENCE THEIR AGREEMENT each of the parties executed this Agreement as of the Effective Date.

Titan Trading Analytics Inc. By: Signed: “Ken Powell” _______________________________ Ken Powell - President Dated: July 13, 2006

SIGNED AND DELIVERED on July 27, 2006 in the presence of:

Signed: “Garry L. Shaw”

(Signature)

Garry L. Shaw
(Print Name)

5983 Devon Place, Nanaimo, BC, Canada
(Address)

Retired R.C.M. Police Constable
(Occupation)

) ) ) ) ) ) ) ) ) ) ) ) ) )	Signed: “Michael Gossland” Michael Gossland